THE PROCTER & GAMBLE COMPANY
NEWS RELEASE                                        One P&G Plaza
                                                    Cincinnati, OH 45202


                                                    FOR IMMEDIATE RELEASE


           DOMINATION AND PROFIT TRANSFER AGREEMENT BETWEEN PROCTER &
                         GAMBLE AND WELLA AG EFFECTIVE

       P&G TO COMMENCE CASH CONSIDERATION FOR OUTSTANDING WELLA AG SHARES

         CINCINNATI, USA, June 11, 2004 -- The Procter & Gamble Holding GmbH & Co Operations oHG (P&G), a wholly owned subsidiary of The Procter & Gamble Company (NYSE: PG), announced today that their domination and profit transfer agreement with Wella AG (FSE: WAD) has been registered with the commercial register in Darmstadt. Upon this registration, the domination and profit transfer agreement became effective and is valid for Wella's current shortened reporting period (Jan 1, 2004 to June 30, 2004). The agreement was approved by Wella shareholders during the company's annual shareholder meeting on June 8.

         P&G now controls Wella AG as defined under Sections 291 et seq. of the German Stock Corporation Act (Aktiengesetz; "AktG"). Under the agreement, P&G is entitled to give instructions to the Management Board of Wella AG. Additionally, annual profits of Wella AG will be transferred to P&G.

         The domination and profit transfer agreement will strengthen collaboration efforts between Wella AG and P&G. The Wella Management Board believes the agreement will ease operational decision making, improving Wella's ability to respond more effectively to future market demands. P&G anticipates that the agreement will create greater efficiency in achieving previously stated business plans and collaboration synergies. Additionally, the domination and profit transfer agreement will improve knowledge transfers between the two companies.

         As required by German law, pursuant to the agreement P&G is offering a cash consideration (Barabfindung) of Euro72.86 per share for all outstanding Wella AG shares. As an alternative to this cash offer, minority shareholders of Wella AG have the option to receive a fixed annual compensation payment of Euro3.81 per ordinary share and Euro3.83 per preference share from P&G. As a result of Wella's current shortened reporting period, the first compensation payment will be reduced on a pro rata basis.

         The fairness of both the cash offer and the annual compensation payment offered by P&G pursuant to Sections 304, 305 AktG were confirmed by a court-appointed, independent auditor, Ernst & Young AG
Wirtschaftsprufungsgesellschaft.

         Deutsche Bank will assist P&G as paying agent in settling the cash consideration offer. P&G expects a system for shareholders to tender their shares to be in place by Monday, June 14. Guidelines on how to tender shares will be communicated separately.

ABOUT WELLA

         Founded in 1880, Wella is a leading beauty care company selling its products in more than 150 countries. The company's three divisions include professional hair care, retail hair care, and cosmetics and fragrances. Some of its well-known brands include Wella(R), Koleston(R), Sebastian(R), Graham Webb(R) and High Hair(R) professional hair care lines; Wellaflex(R), ShockWaves(R), Ultra Sheen(R), and Wella Vivality(R) consumer retail hair care products; Gucci(R), Rochas(R), Escada(R) and Montblanc(R) fragrances. For more information, please visit the website at www.wella.com.

ABOUT P&G

         Two billion times a day, P&G brands touch the lives of people around the world. P&G's beauty business had more than $12 billion in global sales in fiscal year 2002/03, making it one of the world's largest beauty companies. The beauty business sells more than 130 different brands in over 180 countries worldwide. Its beauty brands include Pantene(R), Head and Shoulders(R), Olay(R), SK-II(R), Max Factor(R), Cover Girl(R), Joy(R), Hugo Boss(R), Herbal Essences(R) and Clairol Nice 'n Easy(R). The P&G community consiSts of nearly 98,000 employees working in almost 80 countries worldwide. Please visit www.pg.com for the latest news and in-depth information about P&G and its brands.

         ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACT INCLUDED IN THIS RELEASE, ARE FORWARD-LOOKING STATEMENTS, AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. IN ADDITION TO THE RISKS AND UNCERTAINTIES NOTED IN THIS RELEASE, THERE ARE CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED BY SOME OF THE STATEMENTS MADE. THESE INCLUDE: (1) THE ABILITY TO ACHIEVE BUSINESS PLANS, INCLUDING GROWING EXISTING SALES AND VOLUME PROFITABLY DESPITE HIGH LEVELS OF COMPETITIVE ACTIVITY, ESPECIALLY WITH RESPECT TO THE PRODUCT CATEGORIES AND GEOGRAPHICAL MARKETS (INCLUDING DEVELOPING MARKETS) IN WHICH THE COMPANY HAS CHOSEN TO FOCUS; (2) SUCCESSFULLY EXECUTING, MANAGING AND INTEGRATING KEY ACQUISITIONS (INCLUDING THE DOMINATION AND PROFIT TRANSFER AGREEMENT WITH WELLA) AND COMPLETING PLANNED DIVESTITURES (INCLUDING THE DIVESTITURE OF THE COMPANY'S JUICE BUSINESS), (3) THE ABILITY TO MANAGE AND MAINTAIN KEY CUSTOMER RELATIONSHIPS; (4) THE ABILITY TO MAINTAIN KEY MANUFACTURING AND SUPPLY SOURCES (INCLUDING SOLE SUPPLIER AND PLANT MANUFACTURING SOURCES); (5) THE ABILITY TO SUCCESSFULLY MANAGE REGULATORY, TAX AND LEGAL MATTERS (INCLUDING PRODUCT LIABILITY MATTERS), AND TO RESOLVE PENDING MATTERS WITHIN CURRENT ESTIMATES; (6) THE ABILITY TO SUCCESSFULLY IMPLEMENT, ACHIEVE AND SUSTAIN COST IMPROVEMENT PLANS IN MANUFACTURING AND OVERHEAD AREAS, INCLUDING THE SUCCESS OF THE COMPANY'S OUTSOURCING PROJECTS; (7) THE ABILITY TO SUCCESSFULLY MANAGE CURRENCY (INCLUDING CURRENCY ISSUES IN VOLATILE COUNTRIES), INTEREST RATE AND CERTAIN COMMODITY COST EXPOSURES; (8) THE ABILITY TO MANAGE THE CONTINUED GLOBAL POLITICAL AND/OR ECONOMIC UNCERTAINTY, ESPECIALLY IN THE COMPANY'S SIGNIFICANT GEOGRAPHICAL MARKETS, AS WELL AS ANY POLITICAL AND/OR ECONOMIC UNCERTAINTY DUE TO TERRORIST ACTIVITIES; AND (9) THE ABILITY TO SUCCESSFULLY MANAGE INCREASES IN THE PRICES OF RAW MATERIALS USED TO MAKE THE COMPANY'S PRODUCTS. IF THE COMPANY'S ASSUMPTIONS AND ESTIMATES ARE INCORRECT OR DO NOT COME TO FRUITION, OR IF THE COMPANY DOES NOT ACHIEVE ALL OF THESE KEY FACTORS, THEN THE COMPANY'S ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS MADE HEREIN. FOR ADDITIONAL INFORMATION CONCERNING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER FROM THOSE PROJECTED HEREIN, PLEASE REFER TO OUR MOST RECENT 10-K, 10-Q AND 8-K REPORTS.

                                      # # #

P&G MEDIA CONTACTS:
Global Contact:  Mr. Brent Miller, +1.513.983.6974 or
P&G Corporate Media Center
         In the U.S.:   1.866.PROCTER or 1.866.776.2837
         International: +1.513.945.9087

WELLA MEDIA CONTACT:
Global Contact:  Ms. Birgit Klesper, 49.6151.343.440

P&G INVESTOR RELATIONS CONTACT:
Global Contact:  Mr. Thomas Tippl, +1.513.983.2414

WELLA INVESTOR RELATIONS CONTACT:
Global Contact: Dr. Dietmar Scheja, +49.6151.34.3876